Exhibit XXVI

EIB Group Update on Security and Defence

On April 8, 2026, the Boards of Directors of the European Investment Fund (the “EIF”) and the European Investment Bank (the “EIB” and together with the EIF, the “EIB Group”), respectively, approved the implementation of the EIB Group excluded activities list in respect of the EIB Group’s intermediated equity business in the area of security and defence as described below.

This implementation approach to intermediated equity transactions in the area of security and defence will apply to security and defence-focused funds1 in which the EIF participates.

The EIB Group’s implementation approach for intermediated equity products in the area of security and defence is based on the proportionality principle, such that:

(1)	Exclusion Dimension:
●	At least 2/3 of the invested capital of any security and defence-focused fund shall be invested in businesses which do not have any activity in weapons and ammunition, and
●
Not more than 1/3 of the invested capital of any security and defence-focused fund may be invested in businesses that may be involved in weapons and ammunition, if such businesses are in the European Union (“EU”) or countries of the European Free Trade Association (“EFTA”).

(2)	Geographical Dimension:
●
At least 2/3 of the invested capital of any security and defence-focused fund shall be invested in businesses which are in the EU, and these businesses may be active in military or police equipment and infrastructure, and

●
Not more than 1/3 of the invested capital of security and defence-focused funds can be invested in businesses which are in EFTA countries, and that can be active in military or police equipment and infrastructure.

●
Within the 1/3 limit of invested capital, security and defence-focused funds can invest in businesses in other geographies, beyond EU and EFTA countries, if these businesses are not active in military or police equipment and infrastructure, nor cybersecurity or space linked to defence.

The implementation approach as described above is based on a proportionality principle, which also takes into account the relative share of the EIF’s participation in a security and defence-focused fund and such fund’s maximum exposure to activities in weapons and ammunition. The current list of activities excluded from EIB financing can be found in Exhibit X to Amendment No. 2 to the Annual Report on Form 18-K/A for the fiscal year ended December 31, 2024, as filed with the United States Securities and Exchange Commission on July 16, 2025 (File No. 001-05001).

Forward-Looking Statements

This document may contain forward-looking statements.  Statements that are not historical facts, including statements about the EIB Group’s beliefs and expectations, are forward-looking statements.  These statements generally may be identified by the use of forward-looking words, phrases, and expressions such as “believe”, “expect”, “aim”, “anticipate”, “intend”, “foresee”, “forecast”, “predict”, “project”, “estimate”, “likely”, “may”, “might”, “will”, “could”, “should”, “would”, “seek”, “plan”, “scheduled”, “possible”, “continue”, “potential”, “outlook”, “target” or other similar words, phrases, and expressions; provided that the absence thereof does not mean that a statement is not forward-looking.

Forward-looking statements involve inherent risks, uncertainties, and other factors that may cause the EIB Group’s actual results, performance or achievements to differ materially from the anticipated results, performance or achievements expressed or implied in these forward-looking statements.  Although the EIB Group believes that the expectations reflected in such forward-looking statements were reasonable as of the date they were made, no assurance can be given that such expectations will prove to have been correct.  Accordingly, actual results could differ materially from those contained in any forward-looking statements.  Consequently, you are cautioned not to place undue reliance on forward-looking statements.

Forward-looking statements speak only as of the date they are made, and the EIB Group undertakes no obligation to update publicly or release any revisions to these forward-looking statements in light of new information or to reflect events or circumstances after the date of the particular statement or to reflect the occurrence of unanticipated events, except to the extent required by applicable law.  All subsequent forward-looking statements attributable to the EIB Group or any person acting on its behalf are qualified by the cautionary statements herein.

1 Security and defence-focused funds are defined according to their investment strategy and as assessed by the EIF.